Exhibit 10.11

IDCENTRIX, INC.,

A DELAWARE CORPORATION

NONQUALIFIED STOCK OPTION AGREEMENT

TABLE OF CONTENTS

RECITALS		1
Article I	DEFINITIONS	1
Article II	GRANT OF OPTION	1
2.1	Grant of Option	1
2.2	Purchase Price	2
2.3	Adjustments in Option	2
2.4	Dividend Equivalent Award	2
Article III	PERIOD OF EXERCISABILITY	2
3.1	Commencement of Exercisability	2
3.2	Duration of Exercisability	3
3.3	Expiration of Option; and “Cause” Defined	3
3.4	Acceleration of Exercisability	3
3.5	Company Right of Purchase; and Waiver of Company Right of Purchase	4
Article IV	EXERCISE OF OPTION	4
4.1	Person Eligible to Exercise	4
4.2	Partial Exercise	5
4.3	Manner of Exercise	5
4.4	Issuance of Stock Certificates	6
4.5	Rights as Shareholder	7
Article V	OTHER PROVISIONS	7
5.1	Administration	7
5.2	Option Not Transferable	7
5.3	Shares to Be Reserved	7
5.4	Notices	7
5.5	Titles	7
5.6	Construction	8
5.7	Conformity to Securities Laws	8
5.8	Amendments	8
5.9	No Guarantee or Promise of Continued Service	8
5.10	Interpretation/Provisions of Plan Control	8
5.11	Market Stand-Off Agreement	8
EXHIBIT A TO NONQUALIFIED STOCK OPTION AGREEMENT		A
EXHIBIT B TO NONQUALIFIED STOCK OPTION AGREEMENT		B
APPENDIX 1		1

i

NONQUALIFIED STOCK OPTION AGREEMENT

THIS NON-QUALIFIED STOCK OPTION AGREEMENT (the “Agreement”), dated as of May 1, 2007 (“Date of Grant”), is made by and between iDcentrix, Inc., a Delaware corporation, hereinafter referred to as the “Company,” and FRANCINE DUBOIS, an employee of the Company, hereinafter referred to as “Employee” or “Optionee”:

RECITALS

WHEREAS, the Company maintains The 2007 Equity Participation Plan of iDcentrix, Inc. (the “Plan”), subject to the approval thereof by the Company’s stockholders; and

WHEREAS, the Company wishes to afford the Employee the opportunity to purchase shares of its Common Stock; and

WHEREAS, the Company wishes to carry out the Plan (the terms of which, including but not limited to definitions of mutually capitalized words and phrases, are hereby incorporated by reference and made a part of this Agreement); and

WHEREAS, the Committee, appointed to administer the Plan, has determined that it would be to the advantage and best interest of the Company and its stockholders to grant the Option provided for herein to the Employee as an inducement to enter into or remain in the service of the Company or its Subsidiaries and as an incentive for increased efforts during such service, and has advised the Company thereof and instructed the undersigned officers to issue said Option.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I

DEFINITIONS

Unless otherwise provided herein, terms used herein that are defined in the Plan and not defined herein shall have the meanings assigned thereto in the Plan.

ARTICLE II

GRANT OF OPTION

2.1        Grant of Option. In consideration of the matters set forth in the Recitals and for other good and valuable consideration, on the date hereof the Company grants to the Employee the option to purchase up to the number of fully-paid and non-assessable shares of its Common Stock set out in the Notice of Grant attached hereto as Exhibit A and made a part hereof, upon the terms and conditions set forth in this Agreement, including the Notice of Grant. The grant is irrevocable, but subject to the approval of the Plan by the Company’s stockholders. The Option is issued pursuant to the Plan, which is incorporated herein for all purposes. The Option is a Non-Qualified Stock Option, and not an Incentive Stock Option. The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and conditions hereof and thereof and all applicable laws and regulations.

Optionee’s Initials: ____

2.2        Purchase Price. The purchase price of the shares of Common Stock covered by the Option shall be as set forth in the Notice of Grant, without commission or other charge.

2.3        Adjustments in Option. The Committee shall make adjustments with respect to the Option in accordance with the provisions of Section 9.3 of the Plan.

2.4        Dividend Equivalent Award. If so designated in the Notice of Grant, Employee is hereby granted a Dividend Equivalent Award for the number of shares as to which the Option is effectively and properly exercised. Pursuant to such Award, if it is made, following each exercise of an Option and the issuance of stock certificates pursuant to Article IV hereof, the Company shall pay to the Employee, or his or her successor in interest, an amount equal to the total cash dividends paid by the Company on the number of shares of Common Stock as to which the Option is exercised, to holders of record of Common Stock as of all specified dates, beginning on the date of this Agreement and ending on the date on which the certificate for Common Stock is issued, less all required withholdings.

ARTICLE III

PERIOD OF EXERCISABILITY

3.1        Commencement of Exercisability. To the extent that the Option has not previously become exercisable pursuant to this Agreement, including without limitation pursuant to Section 3.4 hereof, the Option shall become exercisable when the employment condition (which requires continuous employment with the Company or a Subsidiary unless the Committee in its absolute discretion waives or modifies that requirement) has been satisfied. The employment condition is satisfied in installments, as follows: (a) six (6) months following the Date of Grant, so long as the Optionee continues to be then employed with the Company or Subsidiary, the condition will have been satisfied as to twenty-five percent (25%) of the total number of shares of Common Stock subject to the Option ; (b) on the first anniversary of the Date of Grant, so long as the Optionee continues to be employed with the Company or Subsidiary as of that first anniversary date, the condition will have been satisfied as to fifty percent (50%) of the number of shares of Common Stock originally subject to the Option; (c) eighteen (18) months following the Date of Grant, so long as the Optionee continues to be then employed with the Company or Subsidiary, the condition will have been satisfied as to seventy-five percent (75%) of the number of shares of Common Stock originally subject to the Option; (d) on the second anniversary of the Date of Grant, so long as the Optionee continues to be employed with the Company or Subsidiary as of that second anniversary date, the condition will have been satisfied as to all shares of Common Stock subject to the Option.

3.2        Duration of Exercisability. Any installment provided for in Section 3.1 hereof which becomes exercisable pursuant to said Section 3.1 shall remain exercisable until and unless it becomes unexercisable under Section 3.3 hereof.

3.3	Expiration of Option; and “Cause” Defined.

A.         Expiration of Option. The Option may not be exercised to any extent by anyone after the first to occur of the following events:

(a)       the expiration date set forth in the Notice of Grant; but not later than seven (7) years from the date of grant; or

(b)       ten (10) days after the date of Termination of Employment of the Employee if such Termination of Employment results from discharge of the Employee by the Company or a Subsidiary for Cause; or

(c)       one (1) year after the date of Termination of Employment of the Employee by reason of his death or disability (within the meaning of Section 22(e)(3) of the Code); or

(d)       ninety (90) days after the date of Termination of Employment for any reason other than death, disability or dismissal by the Company or a Subsidiary for Cause, unless the Employee dies within such ninety (90) day period, in which event the provisions of clause (c), above, shall apply; provided, however, that the Committee in its discretion may extend the period for exercise under this clause (d).

B.         “Cause” Defined. For purposes of this Agreement, “Cause” shall mean (a) Employee’s failure to perform his or her duties as an officer or employee of the Company, gross or repeated misconduct in the performance of his or her duties, or a material breach of this Agreement, as determined, in each case, in good faith by the Company; (b) the commission of an act of fraud, embezzlement or material dishonesty that is injurious to the Company, as determined, in each case, in good faith by the Company; (c) Employee’s conviction of, or plea of guilty or nolo contendere to a felony, other than a traffic violation or offense not involving dishonesty or moral turpitude; or (d) a material breach of the Nonsolicitation and Nondisclosure Agreement signed by Employee that is injurious to the Company, as determined, in each case, in good faith by the Company.

3.4        Acceleration of Exercisability. In the event of any Corporate Transaction, the Option shall, immediately prior to the effective date of the Corporate Transaction, automatically become fully exercisable for all of the shares of Common Stock at the time subject to the Option, and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, the Option shall not so accelerate if and to the extent that: (a) the Option is, in connection with the Corporate Transaction, either to be assumed by the successor or survivor corporation (or parent thereof) or to be replaced with a reasonably comparable right with respect to shares of the capital stock of the successor or survivor corporation (or parent thereof); or (b) the acceleration of exercisability of the Option is subject to other limitations imposed by the Committee in the Notice of Grant. The determination of comparability of rights under clause (a), above, shall be made by the Committee, and its determination shall be final, binding and conclusive.

The Committee may make such determinations and adopt such rules and conditions as it, in its absolute discretion, deems appropriate in connection with such acceleration of exercisability, including, but not by way of limitation, provisions to ensure that any such acceleration and resulting exercise shall be conditioned upon the consummation of the contemplated Corporate Transaction.

3.5	Company Right of Purchase; and Waiver of Company Right of Purchase.

A.         Company Right of Purchase. Prior to the date on which there is an initial public offering of the securities of the Company, and subject to Section 3.5B, below, the Company shall have the right, but not the obligation, to purchase any shares issued hereunder to the Employee within ninety (90) days after the Termination of Employment of the Employee (or, with respect to any shares issued to the Employee at or after such Termination of Employment, within ninety (90) days after the date of such issuance) at their value as of the date of such Termination of Employment, as determined by the Committee. If a Corporate Transaction occurs, and if the Employee is involuntarily terminated, without Cause, from either the Company or the successor employer resulting from the Corporate Transaction, within ninety (90) days after occurrence of the Corporate Transaction, the Company’s purchase right set forth in the preceding sentence shall not apply.

B.         Waiver of Company Right of Purchase. The Committee may waive the purchase right described in Section 3.5A, above, by provision in the Notice of Grant, at the time shares are purchased by the Employee through the exercise of Options, or at any time thereafter until the Company actually exercises the purchase right; provided, however, that no waiver shall be made unless Employee has previously adopted and agreed to, or then adopts and agrees to any Stockholders’ Agreement then in effect in accordance with the provisions of Section 4.3(e) hereof; provided, further, that if any conflict exists between the terms of the Stockholders’ Agreement and the terms of this Agreement, the terms of this Agreement shall control.

ARTICLE IV

EXERCISE OF OPTION

4.1        Person Eligible to Exercise. During the lifetime of the Employee, only he or she may exercise the Option or any portion thereof. After the death of the Employee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3 hereof, be exercised by his or her personal representative or by any person empowered to do so under the deceased Employee’s will, revocable trust, or the then applicable laws of descent and distribution.

4.2        Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3 hereof; provided, however, that each partial exercise shall be for not less than the smaller of (a) one thousand (1,000) shares; or (b) the total number of shares as to which the Option is then exercisable, and shall be for whole shares only.

4.3        Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company or his or her office of all of the following prior to the time when the Option or such portion becomes unexercisable under Section 3.3A hereof:

(a)       a written notice complying with the applicable rules established by the Committee stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Optionee or other person then entitled to exercise the Option or such portion; and, subject to any limitations set out in the Notice of Grant; and

(b)       (i)        full cash payment to the Secretary of the Company for the shares with respect to which such Option or portion is exercised; or

(ii)       delivery of shares of the Company as described in Section 5.2(d)(ii) of the Plan, in payment of the exercise price, at the fair market value then prescribed under Article VI of the Stockholders’ Agreement; or

(iii)      surrender of shares otherwise issuable on exercise of the Option, as provided in Section 5.2(d)(iv) of the Plan, at such fair market value; or

(iv)      if the Company is then publicly traded, delivery of a copy of a sell order described in Section 5.2(d)(vi) of the Plan; or

(v)       any combination of the methods described in clauses (i) through (iv) above.

The Committee may also, in its uncontrolled discretion, allow the Optionee to pay the exercise price for the Option in any other manner permitted by Section 5.3 of the Plan, or combination thereof, either in the Notice of Grant or at any later time until the shares are actually purchased.

(c)       (i)        a bona fide written representation and agreement, substantially in the form annexed hereto as Exhibit B, relating to compliance with the securities laws applicable to the Company’s shares;

(ii)       the Committee may, in its absolute discretion, take whatever additional actions it deems appropriate to insure the observance and performance of such representation and agreement and to effect compliance with the Securities Act and any other federal or state securities laws or regulations. Without limiting the generality of the foregoing, the Committee may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of shares acquired on an Option exercise does not violate the Securities Act, and may issue stop-transfer orders covering such shares;

(iii)      share certificates evidencing Common Stock issued on exercise of this Option shall bear an appropriate legend referring to the provisions of this clause (c) and the agreements herein;

(iv)      the written representation and agreement referred to in clause (c)(i), above, shall not be required if the shares to be issued pursuant to such exercise have been registered under the Securities Act, and such registration is then effective in respect of such shares, or if the Committee in its absolute discretion determines that such written representation and agreement is not required due to the pendency of a public offering or Corporate Transaction; and

(d)       subject to the Committee’s authority provided in Section 9.5 of the Plan to permit alternative arrangements, which may be specified in the Notice of Grant or in the Committee’s sole discretion at any later time, full payment in cash to the Company (or other employer corporation) of all amounts which, under federal, state, or local tax law, it is required to withhold upon exercise of the Option; and

(e)       the Optionee’s written adoption of and agreement to the terms of the Stockholders’ Agreement as then in effect, if any; and

(f)        if the Option shall be exercised to any extent pursuant to Section 4.1 hereof by any person or persons other than the Optionee, proof satisfactory to the Committee of the authority of such person or persons to exercise the Option.

4.4	Issuance of Stock Certificates.

(a)       The shares of Common Stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have subsequently been reacquired by the Company. Such shares shall be fully paid and nonassessable.

(b)       The Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock purchased upon exercise of the Option or portion thereof prior to fulfillment of all of the conditions set forth in Section 5.3 of the Plan, as then in effect, and the expiration of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience.

4.5        Rights as Shareholder. The holder of an Option shall not be, nor have any of the rights or privileges of, a shareholder of the Company in respect of any shares purchasable upon the exercise of any part of the Option unless and until certificates representing such shares are issued by the Company to such holder following proper exercise in accordance with the Plan this Agreement.

ARTICLE V

OTHER PROVISIONS

5.1        Administration. The Employee recognizes that the Plan authorizes the Committee to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules, and limits the liability of the members of the Committee for actions taken in good faith.

5.2        Option Not Transferable. Except to the extent set forth in Section 9.1 of the Plan, neither the Option nor any interest or right therein or part thereof shall be sold, pledged, assigned, encumbered or transferred in any manner.

5.3        Shares to Be Reserved. The Company shall at all times during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement.

5.4        Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Employee shall be addressed to him at the address given beneath his or her signature hereto. By a notice given pursuant to this Section 5.4, either party may hereafter designate a different address for notices to be given to him or her. Any notice which is required to be given to the Employee shall, if the Employee is then deceased, be given to the Employee’s personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section 5.4. Any notice shall be deemed duly given on the earlier of (a) the date and time of actual receipt by the party entitled to notice; or (b) on the third business day after the notice is enclosed in a properly sealed envelope or wrapper addressed as aforesaid, and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service; provided, however, that any notice to be given by the Employee relating to the exercise of the Option or any portion thereof shall be deemed duly given upon receipt by the Secretary or his or her office. Notices may also be given by transmittal over electronic transmitting devices such as email, facsimile or telecopy machines, if the party to whom the notice is being sent has an appropriate receiving device at the address then established for the party, provided, however, that a complete copy of any notice so transmitted shall also be mailed in the same manner as required for a mailed notice.

5.5        Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

5.6        Construction. This Agreement shall be administered, interpreted, and enforced under the internal laws of the State of California without regard to conflicts of laws principles thereof and the parties hereto hereby irrevocably consent to the exclusive personal and subject matter, jurisdiction of the State and Federal Courts located in the State of California, County of Los Angeles, and irrevocably waive any right to trial by jury and all claims of inconvenient forum.

5.7        Conformity to Securities Laws. The Employee acknowledges that the Plan and this Agreement are intended to conform with all applicable provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including, without limitation, the applicable exemptive conditions of Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

5.8        Amendments. This Agreement and the Plan may be amended without the consent of the Employee provided that such amendment would not impair any rights of the Employee under this Agreement. No amendment of this Agreement shall, without the consent of the Employee, impair any rights of the Employee under this Agreement.

5.9        No Guarantee or Promise of Continued Service. Nothing in this Agreement or in the Plan shall confer upon Employee any right to continue in the employ of the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary to discharge Employee at any time for any reason whatsoever, with or without Cause.

5.10      Interpretation/Provisions of Plan Control. This Agreement is subject to all the terms, conditions, and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan adopted by the Committee as may be in effect from time to time. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. The Employee accepts the Option subject to all the terms and provisions of the Plan and this Agreement. The undersigned Employee hereby accepts as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan and this Agreement, unless shown to have been made in an arbitrary and capricious manner.

Optionee’s Initials: ____

5.11      Market Stand-Off Agreement. In the event of an initial public offering of the Company’s securities and upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, the Employee agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares (other than those included in the registration) acquired pursuant to the exercise of the Option, without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days)

from the effective date of such registration as may be requested by the Company or such managing underwriters.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

IDCENTRIX, INC., a Delaware corporation
By:	/s/ Francine Dubois
FRANCINE DUBOIS, Chief Executive Officer and President

By:	/s/ Thierry Weibel
THIERRY WEIBEL, Secretary and Treasurer

Employee:
/s/ Francine Dubois
FRANCINE DUBOIS

Print Name: Francine Dubois

Address: 2511 Apple Ave., #A
Torrance, CA 90501

Employee’s Taxpayer Identification Number:
###-##-####

EXHIBIT A TO NONQUALIFIED STOCK OPTION AGREEMENT

IDCENTRIX, INC.

NOTICE OF GRANT OF OPTION UNDER

2007 EQUITY PARTICIPATION PLAN

1.	DATE OF GRANT: May 1, 2007

2.	TYPE OF OPTION: ISO ☐ NONQUALIFIED OPTION ☒

[Check only one alternative]

3.	NUMBER OF SHARES OF COMMON STOCK: One Million (1,000,000)

4.	PURCHASE PRICE: Thirty Cents (U.S. $ .30) per share

5.	INITIAL VESTING DATES AND PERCENTAGES: AS PROVIDED IN BODY OF AGREEMENT, AS MODIFIED BY ATTACHMENT 1 IF APPLICABLE

6.	PAYMENT PROVISIONS FOR EXERCISE PRICE (OTHER THAN AS PROVIDED IN BODY OF AGREEMENT):

PROMISSORY NOTE SECURED BY SHARES: (SEE ATTACHED SPECIMEN)

OTHER CONSIDERATION: (DESCRIBE IN ATTACHMENT 1)

7.	PAYMENT PROVISIONS FOR WITHHOLDING TAX IF ANY--DESCRIBE IN ATTACHMENT 1.

8.	EXPIRATION DATE: 10 YEARS FROM DATE OF GRANT

9.	☐ CHECK IF DIVIDEND EQUIVALENT AWARD IS ALSO MADE FOR TOTAL NUMBER OF OPTION SHARES.

10.	OTHER TERMS AND CONDITIONS: SEE ATTACHMENT 1

Exhibit A

Attachment 1 to Notice of Grant of Stock Option

Use for Additional Terms and Conditions:

Exhibit A

EXHIBIT B TO NONQUALIFIED STOCK OPTION AGREEMENT

IDCENTRIX, INC.

INVESTMENT REPRESENTATION LETTER

iDcentrix, Inc.

2101 Rosecrans Ave., Suite 4240

El Segundo, CA 90245

Ladies and Gentlemen:

In connection with the acquisition by the undersigned of __________________ (______) shares of the Common Stock of iDcentrix, Inc.(“the Company”), (the “Stock”), from the Company, pursuant to exercise of a Stock Option granted under the Company’s 2007 Equity Participation Plan, the undersigned hereby covenants, represents and warrants to you that:

1.         The undersigned is acquiring the Stock in good faith for the purpose of investment in the Company and neither for the purpose of distributing nor publicly selling the Stock to others; nor for reselling, assigning, pledging or hypothecating the Stock; nor for dividing his participation in the Stock, or any portion thereof, with others.

2.         As of the date of this letter, the undersigned is not aware of any particular occasion, event or circumstance upon the occurrence or happening of which he intends to sell the Stock.

3.         The undersigned further understands and acknowledges that the Company has advised him that the sale of the Stock has not been registered under the Securities Act of 1933, as amended (the “Act”), and that the Company’s reliance on such exemption is predicated in part on representations made by the undersigned herein. The undersigned further understands and acknowledges that the Company has advised him that while he has the right to dispose of his own property when and as he sees fit, it is important that he realize that in the view of the Securities and Exchange Commission (the “SEC”), the statutory basis for exemption in cases of transactions not involving any public offering would not be present if, notwithstanding the foregoing representation, warranty, and agreement, he had in mind merely acquiring the Stock for resale on the occurrence or non-occurrence of some predetermined event such as, for example: after holding such Stock for the long term capital gain period; or for a market rise; or for sale if the market does not rise; or for a fixed or determinable period in the future.

4.         Further, the undersigned recognizes that the Company may not comply in the future with the requirements which would permit the undersigned to sell the Stock pursuant to Rule 144. In that event, the undersigned agrees the Stock may have to be held for an indeterminable period of time and acknowledges that he has read Securities Act Release No. 5226, attached as Appendix 1 hereto.

Exhibit B

5.         The Stock is being acquired by the undersigned for his own account and there is no present arrangement or agreement for the sale, pledge or hypothecation of the Stock to any other person or firm.

6.         In the event that the undersigned at any time contemplates the disposition (whether by sale, exchange, gift or other form of transfer) of the Stock, he will first notify the Company of such proposed disposition and he will thereafter cooperate with the Company in complying with all applicable requirements of state and federal securities laws which, in the opinion of the Company or its counsel, must be satisfied prior to the making of such disposition. The undersigned will not sell, hypothecate, or otherwise transfer or dispose of any or all of the Stock unless: (a) the Stock has been registered under the Act; or (b) he delivers to the Company, by an attorney satisfactory to the Company’s legal counsel, a written opinion to the effect that an exemption from registration under the Act is available with respect to such disposition; or (c) the sale shall be governed by the provisions of Rule 144 or any other rule promulgated by the SEC under the Act, in a manner satisfactory to the Company’s legal counsel; or (d) in accordance with the terms of this Agreement.

7.         The undersigned hereby confers full authority upon the Company to: (a) instruct its transfer agent not to transfer any of the Stock until it has received written approval from the Company and its counsel to the effect that Paragraph 6 hereof has been complied with; and (b) affix to the face of the certificate or certificates representing the Stock a legend with respect to the representations set forth herein in the following form:

The sale, transfer, assignment, pledge or hypothecation of the shares represented by this Certificate has not been registered under the Securities Act of 1933, as amended. These shares may not be sold, transferred, assigned, pledged or hypothecated unless such transaction is duly registered under the Act or unless, in the opinion of counsel for the Company, such transaction is exempt from the registration provisions of the Act. The sale, if any, of these shares shall be governed by the provisions of Rule 144 or any other rule promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

8.         The Stock covered by the above covenants, warranties and representations shall also include any securities into which the above securities may become converted, subdivided or split up, in connection with a merger, reclassification, recapitalization or reorganization of the Company and all other securities of the Company distributed in connection with a Stock dividend on the above securities.

9.         The undersigned acknowledges that neither the Company nor anyone acting on its behalf has, directly or indirectly, offered any of the Stock, or any similar securities, for sale to, or solicited any offers to buy such Stock from, or otherwise negotiated with, any person or persons in such manner as to bring the offering, issue, or sale of such securities under the registration provisions of the Act.

Exhibit B

10.       The undersigned further acknowledges that he is familiar with the operations of the Company, has received and inspected recent financial statements of the Company, is a sophisticated investor familiar with making investments of this nature, is aware of the speculative nature of this transaction, has the ability to evaluate the risks and make an informed decision, and is able to bear the economic risks involved.

The undersigned understands that the Company is relying upon his representations and agreements contained in this letter in consummating the sale and transfer of the Stock without registering it under the Act. Therefore, the undersigned agrees to indemnify the Company against, and hold it harmless from, all losses, liabilities, costs and expenses (including reasonable attorneys’ fees) which arise as a result of a sale, exchange or other transfer of the Stock other than as permitted hereunder.

Very truly yours,

Print Name:

Exhibit B

APPENDIX 1

APPLICABILITY OF ANTI-FRAUD PROVISIONS OF SECURITIES ACTS TO CERTAIN ACTS AND PRACTICES IN CONNECTION WITH OFFERING AND SALE OF SECURITIES IN NON PUBLIC OFFERINGS

SECURITIES AND EXCHANGE COMMISSION

SECURITIES ACT OF 1933, Release No. 5226; SECURITIES EXCHANGE ACT OF 1934, Release No. 9444

1972 SEC LEXIS 52; 37 FR 600

January 10, 1972

TEXT:

The Securities and Exchange Commission today called attention to the applicability of the anti-fraud provisions of the securities acts to certain acts and practices in connection with the offering and sale of unregistered securities in transactions not involving any public offering -- so called "private offerings". Such transactions are exempt from registration under Section 4(2) of the Securities Act of 1933 but such exemption does not apply to a public resale of the securities by the purchaser. The Commission is particularly concerned about the position in which the purchasers of securities in such transactions may find themselves when they later desire to resell the securities.

Section 17(a) of the Securities Act of 1933 makes it unlawful in connection with the offer or sale of a security, and Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder makes it unlawful in connection with the purchase or sale of a security, to make misleading statements or to omit the disclosure of material facts and prohibits other fraudulent or deceptive acts or practices. In the opinion of the Commission, these provisions are violated when an issuer, a person in a control relationship with an issuer, or any other person, in connection with the private placement of securities, fails to inform the purchaser fully as to the circumstances under which he is required to take and hold the securities.

The Commission regards it as a deceptive act or practice for an issuer, a control person, or any other person to sell unregistered securities in a private transaction without fully informing the purchaser as to the applicable limitations upon the resale of the securities by the purchaser. The seller should inform the purchaser that the securities are unregistered and must be held indefinitely unless they are subsequently registered under the Securities Act of 1933 or an exemption from such registration is available. It should be pointed out that any routine sales of securities made in reliance upon Rule 144 can be made only in limited amounts in accordance with the terms and conditions of that rule and that in the case of securities to which that rule is not applicable compliance with Regulation A or some other disclosure exemption will be required.

Appendix 1

If at the time a private sale of securities is made it is represented to the purchaser that an attempt will be made to register the securities at some future date or that compliance with Regulation A or some other exemption will be effected, the purchaser should be informed specifically as to the time when and the circumstances under which such attempt to register will be made or compliance with such exemption will be effected. If the issuer is under no obligation to register the securities or to comply with any such exemption, that fact should be made clear to the purchaser. The purchaser should also be informed as to whether the seller will supply the purchaser with any information necessary to enable the latter to make routine sales of the securities under Rule 144.

The Commission strongly recommends the use of restrictive legends on stock certificates and stop-transfer instructions to transfer agents as a means of preventing the illegal sale of privately placed securities (see Securities Act Release 5121), and the purchaser should be informed prior to being committed to purchase the securities whether such a legend will be placed on the certificate or such instructions will be issued.

Appendix 1